Exhibit 99.5

AMENDED AND RESTATED EXECUTIVE OFFICER CHANGE IN CONTROL AGREEMENT

AMENDED AND RESTATED EXECUTIVE OFFICER CHANGE IN CONTROL AGREEMENT entered into this 30th day of December, 2008, by and between Teradyne, Inc., a Massachusetts corporation (“Teradyne”), and the undersigned executive officer of Teradyne (“Employee”).

WITNESSETH:

WHEREAS, Teradyne and Employee desire to set forth certain terms and conditions relating to benefits to be afforded to Employee upon the occurrence of a Change in Control (as hereinafter defined) of Teradyne;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Entitlements Upon a Termination Event. If, within twenty-four (24) months following a Change in Control or in contemplation of a Change in Control, there is a Termination Event, and subject to the conditions set forth herein and the performance by Employee of the undertakings and duties set forth herein, Employee shall be entitled to the rights, payments and other benefits set forth below:

(a) Treatment of Awards. Equity Awards that are not subject to Performance Criteria shall be governed by Section 1(b) below, and Cash Awards and Equity Awards that are subject to Performance Criteria shall be governed by Section 1(c) below. The parties hereto acknowledge that, except as otherwise provided herein, the terms of this Agreement are intended to modify the terms of Employee’s existing Cash Award and Equity Award agreements and to be a supplement to Cash Award and Equity Award agreements granted on or subsequent to the date hereof.

(b) Acceleration of Equity Awards. All of Employee’s unvested or unexercisable Equity Awards or Equity Awards subject to restrictions on transfer imposed by Teradyne or repurchase rights in favor of Teradyne, as applicable, granted prior to, on, or after the date hereof (but only (I) such Equity Awards as have been granted to Employee by Teradyne as of the date of the Change in Control or (II) such Equity Awards as have been assumed by an acquiring company at the time of a Change in Control or such new cash and equity awards that have been substituted by an acquiring company for Equity Awards existing at the time of a Change in Control, each pursuant to the terms of any Teradyne incentive plan) shall automatically become fully vested, exercisable or free of restrictions on transfer imposed by Teradyne or repurchase rights in favor of Teradyne, as applicable, as of the date of such Termination Event, and all Equity Awards granted on or after the date hereof shall, to the extent applicable, remain exercisable for the remainder of the generally applicable term of such Equity Award.

(c) Satisfaction of Performance Criteria. All of Employee’s Cash Awards and Equity Awards that are subject to Performance Criteria shall be settled and paid in the following manner: Employee shall be deemed to have satisfied the necessary percentage of the Performance Criteria to which such Cash Awards and Equity Awards are subject as of the date of the Termination Event, that will provide Employee with the target level of such Cash Awards and Equity Awards; and Employee shall be entitled to receive that portion of each Cash Award and Equity Award, payable, at the target level. For purposes of the Cash Awards, the payment shall be multiplied by a fraction, the numerator of which shall be the number of calendar months that have passed during the period in which the Performance Criteria are to be measured (treating the month in which the Termination Event occurs as a full calendar month) and the denominator of which shall be the total number of calendar months in such period. For purposes of this Agreement, “target level” is that percentage of the Performance Criteria established at the beginning of each calendar year in order for the Employee to achieve Model Compensation. Unless otherwise required under Section 1(e) below, such Cash Awards and Equity Awards shall be paid to Employee or the restrictions on transfer removed not later than 10 days following the Termination Event.

(d) Salary Continuation. Unless otherwise required under Section 1 (e) below, Teradyne shall pay Employee monthly an amount equal to  1/12th of Employee’s current annual Model Compensation as of the Termination Event for a period of 24 months following the date of the Termination Event (the “Salary Continuation Period”). In the event a Termination Event constitutes termination for Good Reason on account of a material reduction in Model Compensation, the payment obligation pursuant to this Section 1(d) shall be calculated without giving effect to any such reductions in Model Compensation. All such continued payments shall be made in accordance with Teradyne’s customary pay practices.

(e) Deferred Compensation/Section 409A

(i). Notwithstanding any other provision of this Agreement, if the Employee is a “ specified employee” at the time of the Employee’s “separation from service” as defined in Section 409A of the Code, all payments, benefits, or removal of restrictions on the transfer of equity under this Agreement with respect to the Employee’s “separation from service” that constitute compensation deferred under a nonqualified deferred compensation plan as defined in Section 409A of the Code to which such specified employee would otherwise be entitled during the first six months following the date of separation from service shall be made on the first day of the seventh month after the date of separation from service (or, if earlier, the date of death of the Employee).

(ii) For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A or payments that are made under separation pay plans as described in Treasury Regulation Section 1.409A-1(b)(9)(ii), (iii) or (iv), shall not be treated as deferred compensation unless applicable law requires otherwise. Neither Teradyne nor the Employee shall have the right to accelerate or defer the delivery of any payments or benefits under this Agreement except to the extent specifically permitted or required by Section 409A.

(iii) This Agreement is intended to comply with the provisions of Section 409A and the Agreement shall, to the extent practicable, be construed in accordance therewith. Terms defined in the Agreement shall have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. In any event, Teradyne makes no representations or warranty and shall have no liability to Employee or any other person if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.

(iv) If any amount is payable under the provisions of paragraph (f), below, as a reimbursement of Employee’s expenses, under the provisions of Section 2 and 13, or any other provision of this Agreement that constitutes a reimbursement of expenses under Section 409A then, notwithstanding the other provisions of this Agreement with respect to the payment of such reimbursement, the following limitations shall apply; (A) the expenses eligible for reimbursement may not affect the expenses eligible for reimbursement in any other taxable year; (B) such reimbursement must be made on or before the last day of the year following the year in which the expenses are incurred; (C) the right to reimbursement is not subject to liquidation or exchange for another benefit; and (D) in connection with reimbursements under Section 13 the period during which such expenses can be incurred extends to the end of the period permitted for such claims under the applicable statute of limitations.

(f) Benefit Continuation. During the Salary Continuation Period, Teradyne shall arrange or provide for continued health, dental and vision insurance plan coverage for the Employee at the same levels of coverage in existence prior to the Termination Event subject to Teradyne and Employee each contributing to the applicable insurance premium payments on the same basis and in the same proportions as in existence at the date of the Termination Event. If the Employee is not eligible for continued health, dental and vision insurance plan coverage for any portion of the twenty-four (24) month period defined herein, Teradyne shall provide or reimburse Employee for comparable individual insurance and, if such provision or reimbursement constitutes taxable income to the Employee, such additional amount as is necessary to place the Employee in substantially the same after tax position as he was while an employee of Teradyne with respect to such insurance plan coverages. All other benefits, including but not limited to flex/vacation time accrual, short and long term disability insurance, life insurance, contributions (including company matches) into savings plan and “savings plan plus”, profit sharing payments and participation in the Employee stock purchase plan shall cease as of the date of the Termination Event.

To the extent that amounts paid by Teradyne to provide the benefits under this paragraph (f) are deemed to be deferred compensation subject to Section 409A, then such payments shall be made monthly and any payment to preserve the Employee’s after tax position shall be made within 60 days after the end of each calendar year in which the taxable provision or reimbursement occurs.

(g) Release. Notwithstanding any other provision of this Agreement to the contrary, no payment , benefit or removal of restriction on the transfer of equity provided for under or by virtue of the provisions of this Agreement shall be paid or otherwise made available unless Teradyne shall have first received from Employee a valid, binding and irrevocable general release, in the form of Attachment A to this Agreement within twenty-one (21) days of the date of the Termination Event; provided further that Teradyne shall be permitted to defer any payment, benefit or removal of restriction on the transfer of equity provided for in this Agreement, whether pursuant to Section 1(e), 1(d) or otherwise, until the tenth day after the later of its receipt of such release and the time at which the release has become valid, binding and irrevocable; provided that if the last day on which Teradyne would be permitted to commence payments, benefits [or removal of restrictions] under this Agreement in accordance with this provision falls in the taxable year following the taxable year in which the date of the Termination Event occurs, then all benefits, payments , [or removal of restrictions] shall be made beginning in that taxable year. Employee shall sign such release within twenty-one (21) days of a Termination Event subsequent to a Change in Control. Teradyne agrees to provide Employee an estimate relating to payments to be made under this Agreement upon Employee’s written request.

(h) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Cash Awards” shall mean any cash-based bonus, cash incentive or other cash awards provided by Teradyne to Employee pursuant to incentive plans that Teradyne maintains, including but not limited to its 2006 Equity and Cash Compensation Incentive Plan.

“Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of Employee, after notice thereof, to render services to Teradyne in accordance with the terms or requirements of his or her employment as established by the Teradyne Board of Directors from time to time and communicated to the Employee; (ii) Employee’s disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to Teradyne, each in connection with Employee’s employment by Teradyne; (iii) Employee’s deliberate disregard of the rules or policies of, or breach of an agreement with, Teradyne which results in direct or indirect material loss, damage or injury to Teradyne; (iv) the intentional unauthorized disclosure by Employee of any trade secret or confidential information of Teradyne; (v) the commission by Employee of an act which constitutes unfair competition with Teradyne; or (vi) the conviction of, or the entry of a plea of guilty or nolo contendere by the Employee, to any crime involving moral turpitude or any felony. In the event that the Company determines that Cause may exist pursuant to clauses (i), (iii) and (v) above, the Company shall give Employee written notice of the facts constituting such Cause and Employee shall have 30 days following receipt of such notice to remedy such Cause.

A “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events: (i) any consolidation, cash tender offer, reorganization, recapitalization, merger or plan of share exchange following which the capital stock of Teradyne outstanding immediately prior to such transaction constitutes less than a majority of the combined voting power of the then-outstanding securities of the combined corporation or person immediately after such transaction; (ii) any sale, lease, exchange or other transfer of all or substantially all of Teradyne’s assets; (iii) the adoption by the Board of Directors of Teradyne of any plan or proposal for the liquidation or dissolution of Teradyne; (iv) a change in the majority of the Board of Directors of Teradyne through one or more contested elections occurring within a three-year period; or (v) any person (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes beneficial owner of 30% or more of the combined voting power of Teradyne’s outstanding voting securities, other than (A) as a result of a consolidation, reorganization, recapitalization, merger or plan of share exchange following which the capital stock of Teradyne outstanding immediately prior to such transaction constitutes at least a majority of combined voting power of the then-outstanding securities of the combined corporation or person immediately after such transaction, (B) by any trustee or other fiduciary holding securities under an employee benefit plan of Teradyne, or (C) by a person temporarily acquiring beneficial ownership in its capacity as an underwriter (as defined pursuant to Section 2(a)(11) of the Securities Act of 1933, as amended) in connection with a public offering of Teradyne securities.

“Equity Awards” shall mean the equity ownership, participation or appreciation opportunities provided by Teradyne to Employee pursuant to incentive plans that Teradyne maintains, including but not limited to its 2006 Equity and Cash Compensation Incentive Plan, the Teradyne, Inc. 1991 Employee Stock Option Plan and the Teradyne, Inc. 1997 Employee Stock Option Plan, and any stock options, restricted stock units, restricted stock, stock appreciation rights, phantom stock and other stock-based awards granted thereunder.

“Good Reason” shall mean any one or more of the following: (i) any material reduction of Employee’s responsibilities (other than for Cause or as a result of death or disability) as they shall exist on the date of the consummation of the Change in Control; (ii) any material reduction in Employee’s Model Compensation as in effect on the date of the consummation of the Change in Control, or as the same may be increased from time to time, or any failure by Teradyne to pay to Employee any bonus accrued, but not yet paid, upon written notice by Employee to Teradyne, within 45 days; (iii) a material reduction in the value of Employee’s benefit package from the value of Employee’s benefit package on the date of the consummation of the Change in Control; or (iv) a requirement that Employee be based at an office that is greater than 50 miles from the location of Employee’s office immediately prior to the Change in Control except for required travel on Teradyne’s business to an extent substantially consistent with the business travel obligations which Employee undertook on behalf of Teradyne prior to the date of the consummation of the Change in Control. In the event of a Termination Event in contemplation of a Change in Control, the applicable baseline measurement date shall be six months prior to such Termination Event and not the date of the consummation of the Change in Control.

“Model Compensation” shall mean Employee’s annual “Model Compensation” as determined by Teradyne’s Compensation Committee or Board of Directors, which consists of (i) a fixed annual salary and (ii) a target annual variable amount.

“Performance Criteria” shall have the meaning ascribed to that term in the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan.

“Termination Event” shall mean (i) any termination of Employee by Teradyne without Cause or (ii) any voluntary termination by Employee for Good Reason; provided, that it shall not be a Termination Event merely because Employee ceases to be employed by Teradyne and becomes employed by a successor to Teradyne involved in the Change in Control that assumes or is otherwise bound by this Agreement as provided in Section 7(a). It is expressly understood that no Termination Event shall be deemed to have occurred merely because, upon the occurrence of a Change in Control, Employee ceases to be employed by Teradyne and does not become employed by a successor to Teradyne after the Change in Control if the successor makes an offer to employ Employee on terms and conditions which, if imposed by Teradyne, would not give Employee a basis on which to terminate employment for Good Reason.

(g) Termination in Contemplation of a Change in Control. For purposes of this Agreement, including without limitation, this Section 1, a Termination Event occurring “in contemplation of a Change in Control” means a Termination Event occurring within 3 months prior to an actual Change in Control at the request or direction of a person who enters or has entered into an agreement the consummation of which would cause a Change in Control or who conditions the entry into such an agreement on the Employee’s termination whether or not such person actually enters into such an agreement. A termination by the Employee for Good Reason shall constitute a Termination Event in contemplation of a Change in Control if the actions constituting Good Reason were taken at the request or direction of a person who has entered into an agreement the consummation of which would cause a Change in Control.

2. (a) Parachute Payment Gross-Up. If any Payments (as hereinafter defined) to Employee are subject to the Excise Tax (as hereinafter defined), Teradyne shall pay to Employee a Gross-Up Payment (as hereinafter defined). The Gross-Up Payment with respect to any Payment shall be paid no later than 15 days prior to the date that the Excise Tax is due with respect to such Payment.

(b) Definitions. For purposes of this Section 2, the following terms shall have the following meanings:

(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(ii)	“Excise Tax” shall mean the tax imposed by Section 4999 of the Code. The amount of the Excise Tax (if any) imposed on any non-cash benefits or any deferred payment or benefit shall be reasonably determined by Teradyne, after consultation with its legal and tax advisors.

(iii)	“Gross-Up Payment” shall mean, with respect to Payments to Employee, the amount necessary so that the amount retained by

Employee, after reduction for (1) any Excise Tax on the Gross-Up Payment and (2) any federal, state, or local income and employment taxes imposed on the Gross-Up Payment, is an amount equal to the Excise Tax on the Payments to Employee, other than the Gross-Up Payment. The amount of the Gross-Up Payment shall be reasonably determined by Teradyne after consultation with its legal and tax advisors.

(1)	For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal, state and local income tax in the calendar year in which the Gross-Up Payment is made (determined by reference to Employee’s residence for such calendar year), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(2)	In the event that the Excise Tax with respect to the Payments is determined to exceed the amount taken into account hereunder, Teradyne shall make an additional Gross-Up Payment in respect of such excess. For purposes of calculating such Gross-Up Payment, any interest or penalties imposed in connection with such excess Excise Tax shall be treated as an Excise Tax.

(3)	In the event that the Excise Tax with respect to the Payments is subsequently determined to be less than the amount taken into account for purposes of calculating the Gross-Up Payment, Employee shall promptly repay to Teradyne the after-tax portion of the Gross-Up Payment that exceeds the Gross-Up Payment that otherwise would have been payable in connection with the actual Excise Tax imposed on the Payments.

(iv)	“Payment” shall mean, with respect to Employee, any payment in the nature of compensation to (or for the benefit of) such individual, if such payment is contingent on a change (i) in the ownership or effective control of Teradyne or (ii) in the ownership of a substantial portion of the assets of Teradyne (in each case, as reasonably determined by Teradyne in accordance with Section 280G(b)(2) of the Code and the regulations promulgated thereunder). Notwithstanding the foregoing, any amount payable to (or for the benefit of) Employee shall be a Payment if an Excise Tax is imposed on Employee with respect to such payment or benefit.

3. (a) Non-Competition and Non-Solicitation. From the Termination Event through the end of the Salary Continuation Period, Employee shall not directly or indirectly:

(i)	Engage in any business or enterprise (whether as an owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) that is competitive with Teradyne (including but not limited to, any business or enterprise that develops, designs, produces, markets, sells or renders any product or service competitive with any product or service developed, produced, marketed, sold or rendered by Teradyne while Employee was employed by Teradyne);

(ii)	Either alone or in association with others, recruit, solicit, hire or engage as an independent contractor, any person who was employed by Teradyne at any time during the period of Employee’s employment with Teradyne, except for an individual whose employment with Teradyne has been terminated for a period of six months or longer; and

(iii)	Either alone or in association with others, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any client or customer or entity that was a prospective client or customer of Teradyne during the Employee’s employment.

(b) If any restriction set forth in this Section 3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(c) Employee acknowledges that the restrictions contained in this Section 3 are necessary for the protection of the business and goodwill of Teradyne and are considered by Employee to be reasonable for such purpose. Employee agrees that any breach of this Section 3 will cause Teradyne irreparable harm and therefore, in the event of any such breach, in addition to such other remedies that may be available, Teradyne shall have the right to seek equitable and/or injunctive relief.

(d) The geographic scope of this Section 3 shall extend to anywhere Teradyne or any of its subsidiaries is doing business, has done business or has plans to do business.

(e) Employee agrees that during the Salary Continuation Period, he/she will make reasonable good faith efforts to give verbal notice to Teradyne of each new business activity he/she plans to undertake, at least (5) business days prior to beginning any such activity.

(f) If Employee violates the provisions of this Section 3, Teradyne shall be entitled to suspend and recoup any salary continuation payment made per Section 1 (d) above and Employee shall continue to be bound by the restrictions set forth in this Section 3 for an additional period of time equal to the duration of the violation, such additional period not to exceed 24 months.

3A. No Obligation of Employment. Employee understands that the employment relationship between Employee and Teradyne will be “at will” and Employee understands that, prior to any Change in Control, Teradyne may terminate Employee with or without “Cause” at any time, including in contemplation of a Change in Control. Following any Change in Control, Teradyne may also terminate Employee with or without “Cause” at any time subject to Employee’s rights and Teradyne’s obligations specified in this Agreement.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts.

5. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed to the maximum extent permitted by law.

6. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 6. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

7. Assignment. (a) Teradyne shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Teradyne expressly to assume and agree to perform under the terms of this Agreement in the same manner and to the same extent that Teradyne and its affiliates would be required to perform it if no such succession had taken place (provided that such a requirement to perform which arises by operation of law shall be deemed to satisfy the requirements for such an express assumption and agreement), and in such event Teradyne (as constituted prior to such succession) shall have no further obligation under or with respect to this Agreement. Failure of Teradyne to obtain such assumption and agreement with respect to Employee prior to the effectiveness of any such succession shall be a breach of the terms of this Agreement with respect to Employee and shall entitle Employee to compensation from Teradyne (as constituted prior to such succession) in the same amount and on the same terms as Employee would be entitled to hereunder were Employee’s employment terminated for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of the Termination Event. As used in this Agreement, “Teradyne” shall mean Teradyne as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees (or is otherwise required) to perform this Agreement. Nothing in this Section 7(a) shall be deemed to cause any event or condition which would otherwise constitute a Change in Control not to constitute a Change in Control.

(b) Notwithstanding Section 7(a), Teradyne shall remain liable to Employee upon a Termination Event after a Change in Control if Employee is not offered continuing employment by a successor to Teradyne or is offered continuing employment by a successor to Teradyne only on a basis which would constitute Good Reason for termination of employment hereunder.

(c) This Agreement, and Employee’s and Teradyne’s rights and obligations hereunder, may not be assigned by Employee or, except as provided in Section 7(a), Teradyne, respectively; any purported assignment by Employee or Teradyne in violation hereof shall be null and void.

(d) The terms of this Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, permitted successors, heirs, distributees, devisees and legatees of Employee. If Employee shall die while an amount would still be payable to Employee hereunder if they had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee or other designee or, if there is no such designee, Employee’s estate.

8. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between Employee and Teradyne relating to the subject matter hereof including but not limited to the Executive Officer Change in Control Agreement entered into on October 19, 2001 and March 1, 2007 between Teradyne and Employee; provided, however, that Employee’s existing Cash Award and Equity Award agreements, as modified hereby, shall remain in effect and provided further that the Agreement Regarding Termination Benefits entered into contemporaneously herewith between Teradyne and the Employee shall not be modified by this Agreement but shall remain in full force and effect in accordance with its own terms. This Agreement shall not limit any right of Employee to receive any payments or benefits under an employee benefit or Employee compensation plan of Teradyne, initially adopted as of or after the date hereof, which are expressly contingent thereunder upon the occurrence of a Change in Control (including, but not limited to, the acceleration of any rights or benefits thereunder); provided that in no event shall Employee be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Employee under any severance or similar plan or policy of Teradyne, and in any such case Employee shall only be entitled to receive the greater of the two payments.

9. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

If to Teradyne, to:	Teradyne, Inc.
700 Riverpark Drive
MS NR700-2-3 (Legal Department)
North Reading, MA 01864
Attention: General Counsel

If to Employee, at Employee’s address set forth on the signature page hereto.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

12. Term. The term of this Agreement (the “Term”) shall commence upon the date hereof and terminate upon the earlier of (i) twenty-four (24) months following any Change in Control of Teradyne, (ii) the date prior to any Change in Control of Teradyne that Employee for any reason ceases to be an employee of Teradyne (other than a Termination Event in contemplation of a Change in Control), and (iii) the date following any Change in Control of Teradyne that Employee is terminated for Cause or voluntary terminates his employment (other than for Good Reason).

13. Expenses. All reasonable legal fees and expenses incurred in a legal proceeding by Employee in seeking to obtain or enforce any right or benefit provided by this Agreement against a successor to Teradyne shall be the responsibility of and paid for by the successor to Teradyne (but not Teradyne as constituted prior to such succession). Such payments are to be made within twenty (20) days after Employee’s request for payment accompanied with such evidence of fees and expenses incurred as Teradyne’s successor reasonably may require; provided that if Employee institutes a proceeding and the judge or other decision-maker presiding over the proceeding affirmatively finds that Employee has failed to prevail substantially, Employee shall pay Employee’s own costs and expenses (and, if applicable, return any amounts theretofore paid on Employee’s behalf under this Section 13).

14. Payments. Any payments hereunder shall be made out of the general assets of Teradyne. The Employee shall have the status of general unsecured creditor of Teradyne, and this Agreement constitutes a mere promise by Teradyne to make payments under this Agreement in the future as and to the extent provided herein. Unless otherwise determined by Teradyne in an applicable plan or arrangement, no amounts payable hereunder upon a Termination Event shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of Teradyne for the benefit of its employees. Teradyne shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TERADYNE, INC.

By:	/s/ Roy A. Vallee
Name:	Roy A. Vallee
Title:	Chair, Compensation Committee

EMPLOYEE

/s/ Michael A. Bradley
Name:	Michael A. Bradley
Address:	[INTENTIONALLY OMITTED]

ATTACHMENT A

Release

In consideration of the payments and benefits described in the Amended and Restated Executive Officer Change in Control Agreement dated [                     , 2008] between me and Teradyne, Inc. (the “Company”), all of which I acknowledge I would not otherwise be entitled to receive, I hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its successors and assigns and their respective officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which I ever had or now have against the Released Parties arising out of my employment with and/or termination or separation from the Company or relating to my relationship as an officer or in any other capacity for the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., and the Massachusetts Fair Employment Practices Act., M.G.L. c.151B, §1 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12 §§11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, §102 and M.G.L. c.214, §1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, §1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, §1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, §105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of my employment with, termination or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that notwithstanding the foregoing, the Company agrees and hereby acknowledges that this Release Agreement is not intended to and does not (i) apply to any claims Executive may bring to enforce the terms of the Amended and Restated Executive Officer Change in Control Agreement, (ii) release the Company of any obligation it may have pursuant to a written agreement, the Company’s articles of organization or bylaws, or as mandated by statute to indemnify me as an officer of the Company; and (iii) release the Company of any obligation to provide and/or pay benefits to me or my estate, conservator or designated beneficiary(ies) under and in accordance with the terms of any applicable Company benefit plan and/or program; provided further, that nothing in this Release Agreement prevents me from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that I acknowledge that I may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967: Since I am 40 years of age or older, I have been informed that I have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA) and I agree that:

in consideration for the payments and benefits described in the Amended and Restated Executive Officer Change in Control Agreement, which I am not otherwise entitled to receive, I specifically and voluntarily waive such rights and/or claims under the ADEA I might have against the Released Parties to the extent such rights and/or claims arose prior to the date this Release Agreement was executed;

I understand that rights or claims under the ADEA which may arise after the date this Release Agreement is executed are not waived by me;

I was advised that I have at least 21 days within which to consider the terms of this Release Agreement and to consult with or seek advice from an attorney of my choice or any other person of your choosing prior to executing this Release Agreement;

I have carefully read and fully understand all of the provisions of this Release Agreement, and I knowingly and voluntarily agree to all of the terms set forth in this Release Agreement; and

in entering into this Release Agreement I am not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document.

Period for Review and Consideration of Agreement:

I acknowledge that I was informed and understand that I have twenty-one (21) days to review this Release Agreement and consider its terms before signing it.

The 21-day review period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement.

Accord and Satisfaction: The amounts set forth in the Amended and Restated Executive Officer Change in Control Agreement shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Released Parties to me, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, cash awards, equity awards, commissions, severance pay, reimbursement of expenses, any and all other forms of compensation or benefits, attorney’s fees, or other costs or sums.

Revocation Period: I may revoke this Release Agreement at any time during the seven-day period immediately following my execution hereof. As a result, this Release Agreement shall not become effective or enforceable and the Company shall have no obligation to make any payments or provide any benefits described herein until the seven-day revocation period has expired.

Name:	Date

Witness	Date

IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,

PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT

I,                                         , acknowledge that I was informed and understand that I have 21 days within which to consider the attached Release Agreement, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 21 day period.

Dated:
Name:

Dated:
Witness